                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

         SUBSIDIARY                       JURISDICTION OF INCORPORATION
         ----------                       -----------------------------
Hadco Santa Clara                                  Delaware
Hadco Malaysia (1)                                 Malaysia
Interworks Computer Products                       California
Sanmina General LLC                                Delaware
Sanmina Limited LLC                                Delaware
Sanmina Texas LP (2)                               Texas
Hadco Corporation                                  Massachusetts
Sanmina Foreign Sales Corporation                  Barbados
Sanminade Mexico S.A. de C.V.                      Mexico
Sanmina SAS                                        France
Sanmina B.V.                                       Netherlands
Sanmina Ireland Ltd. (3)                           Ireland
Sanmina Canada Holdings, Inc.                      Delaware
Sanmina Canada ULC (4)                             Canada
Sanmina Enclosure Systems Inc. (5)                 Canada
Hadco Ireland Limited                              Ireland
Hadco Scotland Limited                             Scotland
Moose Acquisition Subsidiary, Inc.                 Delaware
Essex Acquisition Subsidiary, Inc.                 Delaware
Sanmina Europe (6)                                 Sweden
Sanmina AB (7)                                     Sweden
Sanmina OY (7)                                     Finland
Sanmina (B.V.I.) Limited                           British Virgin Island
Sanmina (H.K.) Limited (8)                         Hong Kong
Sanmina (China) Limited (8)                        China
Ocean Manufacturing (9)                            China
Sanmina Asia Limited (8)                           Hong Kong
Sanmina (Taiwan) Limited (10)                      Taiwan
Sanmina International AG                           Switzerland
Sanmina Cayman Ltd. (11)                           Cayman Island
Sanmina Holding, AB (11)                           Sweden
Sanmina Kista (12)                                 Sweden
Segerstrom Development AB (13)                     Sweden
UWC Simrishamn (13)                                Sweden
Segerstrom & Svensson Eskilstuna AB (13)           Sweden
Jordbro Forvaltnings AB      (13)                  Sweden
Lewis C Grant Ltd (13)                             United Kingdom
Segerstrom UK Ltd. (13)                            United Kingdom
SST-Lease Kft (13)                                 Hungary
Segerstrom & Svensson Kft. (13)                    Hungary
Segerstrom & Svensson MCAllen Inc.(13)             Georgia
Segerstrom do Brasil Ltda. (13)                    Brazil
Segerstrom & Svensson Bengtsfors AB (13)           Sweden
AVAB Amals Verktygsindustri AB (14)                Sweden
Tryggarps Forvaltnings AB (13)                     Sweden
Segerstrom & Svensson Jonkoping AB(15)             Sweden
Segerstrom & Svensson Oy (13)                      Finland
Segerstrom & Svensson Salo Oy (16)                 Finland



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(1) A branch of Hadco Santa Clara

(2) A subsidiary of Sanmina General LLC and Sanmina Limited LLC

(3) A subsidiary of Sanmina B.V.

(4) A subsidiary of Sanmina Canada Holdings Inc.

(5) A subsidiary of Sanmina Canada ULC

(6) A subsidiary of Moose Acquisition Subsidiary, Inc. and Essex Acquisition Subsidiary, Inc.

(7) A subsidiary of Sanmina Europe

(8) A subsidiary of Sanmina (B.V.I.) Limited

(9) A subsidiary of Sanmina (China) Limited

(10) A subsidiary of Sanmina Asia Limited

(11) A subsidiary of Sanmina International AG

(12) A subsidiary of Sanmina Holding, AB

(13) A subsidiary of Sanmina Kista

(14) A subsidiary of Segerstrom & Svensson Bengtsfors AB

(15) A subsidiary of Tryggarps Forvaltnings AB

(16) A subsidiary of Segerstrom & Svensson Oy